Exhibit 10.14

RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), dated September 1, 2010, is made by and among:

Beijing Syswin International Real Estate Consulting Group Co., Ltd., a company with limited liabilities organized and validly existing under the laws of the People’s Republic of China (the “PRC”) (“Syswin International”);

Beijing Syswin Zhi Di Investment Co., Ltd., a company with limited liabilities organized and validly existing under the laws of the PRC (“Syswin Zhi Di”);

(Syswin International and Syswin Zhi Di collectively as “Party A”);

And

Beijing Syswin Chuangxin Real Estate Brokerage Co., Ltd., a company with limited liabilities organized and validly existing under the laws of the PRC, with its registered address at 3 Industrial Zone Road, Zhanggezhuang Village, Zhangzhen Town, Shunyi District, Beijing; (“Party B”)

And

Beijing Syswin Xing Ye Real Estate Brokerage Co., Ltd., a company with limited liabilities organized and validly existing under the laws of the PRC, with its registered address at Suite E7-03, 8 Longyuan Road, Shilong Industrial Park, Mentougou District, Beijing (“Party C”).

CONSIDERING:

1.             Party A holds 100% equity interests in Party B, of which 90% is held by Syswin International, and the remaining 10% is held by Syswin Zhi Di.

2.             Syswin International holds 78.29% equity interests in Party C.

NOW, THEREFORE, the Parties agree as follows through negotiations:

I.              Right of First Refusal

Party A warrants that Party C is entitled to a right of first refusal in respect of any or all of the equity or controlling interests of Party B which Party A may intend to transfer or sell to any third party during the term of this Agreement.

Party B warrants that Party C is entitled to a right of first refusal in respect of any or all of the assets, businesses or any other resources relating to the businesses of Party B which Party B may intend to transfer, sell, lease or license to any third party during the term of this Agreement, including without limitation trademarks and trade names.

For purpose of this Agreement, any “third party’ means any individual, company, joint venture, partnership, firm, trust or unincorporated entity.

II.            Exercise of Right of First Refusal

Exercise of the right of first refusal contemplated under Clause I by Party C is subject to compliance with the PRC laws and regulations.  Party A and/or Party B shall notify its intention for any transfer, sale, lease or license contemplated under Clause I to Party C in writing.  Party C shall make its written response to Party A and/or Party B within 15 days upon receipt of such notice.

None of Party A and/or Party B may notify its intention for any such transfer, sale, lease or license to any third party without its receipt of a written response from Party C.

III.           Consideration

If Party C intends to exercise the right of first refusal contemplated under Clause I, it shall negotiate and agree with Party A and/or Party B on the consideration payable for such assets, equity or controlling interests, or resources.  Any and all taxes and levies arising from the exercise of such right of first refusal shall be respectively borne by the Parties through negotiations.

IV.           Procedures

If Party C intends to exercise the right of first refusal contemplated under Clause I,

4.1           Party A shall and Party A shall cause Party B to convene a shareholders’ meeting, during which a resolution shall be adopted to allow any of such transfer, sale, lease or license contemplated under Clause I, as applicable, to Party C;

4.2           Party A and/or Party B, on one hand, and Party C, on the other hand, shall enter into an agreement for such transfer, lease or license, as applicable, pursuant to the provisions under this Agreement or the notice for equity interest transfer.

4.3           Either party of the Party A shall issue a waiver for its right of first refusal pursuant to applicable laws, regulations and the articles of association of Party B for any equity or controlling interest which the other party of the Party A intends to transfer to Party C.

V.            Effectiveness

This Agreement shall be effective on the date when it is signed by the Parties (the “Effective Date”), and continue to have force and effect until Mr. CHEN Liangsheng holds directly or indirectly less than 30% of equity interests in Party C.

VI.           Governing Laws and Dispute Resolution

6.1          Governing Law

This Agreement shall be governed by and construed according to the PRC laws in all respects.

6.2          Dispute Resolution

Any dispute arising from interpretation and performance of this Agreement shall be revolved through good-faith negotiations.  If the negotiations fail within 30 days after one Party issued a written notice to the other Party requesting such negotiations, any Party may submit the dispute for arbitration by China International Economic and Trade Arbitration Commission in accordance with its arbitration rules then in effect.  The arbitration shall be conducted in Chinese in Beijing.  The arbitration award shall be conclusive and binding upon the Parties.

[REMAINING INTENTIONALLY LEFT BLANK]

IN WITNESSTH WHEREOF, the Parties have caused this Agreement duly executed on the date first written above.

For and on behalf of
Beijing Syswin International Real Estate Consulting Group Co., Ltd., as Party A
By:	/s/ Liangsheng Chen
(Affixture of corporate seal)

For and on behalf of
Beijing Syswin Zhi Di Investment Co., Ltd., as Party A
By:	/s/ Yuan Yuan
(Affixture of corporate seal)

For and on behalf of
Beijing Syswin Chuangxin Real Estate Brokerage Co., Ltd., as Party B
By:	/s/ Liangsheng Chen
(Affixture of corporate seal)

For and on behalf of
Beijing Syswin Xing Ye Real Estate Brokerage Company Limited, as Party C
By:	/s/ Hongbing Tao
(Affixture of corporate seal)